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                                                                    EXHIBIT 99.2

                        MERISTAR HOSPITALITY CORPORATION
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
        SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [___________], 2001
         AT THE [_______________________________________________________
               ________________________], LOCAL TIME AT 10:00 A.M.


         The undersigned stockholder of MeriStar Hospitality Corporation, a Maryland corporation ("MeriStar"), hereby appoints Paul W. Whetsell and Christopher L. Bennett, and each of them, with full power of substitution, as proxies to attend the special meeting of stockholders of MeriStar to be held [__________], 2001, and any adjournments or postponements of the special meeting, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the special meeting and otherwise to represent the undersigned at the special meeting, with all powers the undersigned would possess if personally present.

         The Board of Directors recommends that you vote FOR the following proposals:

1. To approve and adopt the agreement and plan of merger dated as of May 9, 2001, among MeriStar, MeriStar Hospitality Operating Partnership, L.P., FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership, the merger of MeriStar with and into FelCor and the other transactions provided for in that agreement. Upon completion of the merger, FelCor will be the surviving corporation.

                [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

2. To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting in the discretion of the proxy holders.

           THE BOARD OF DIRECTORS OF MERISTAR HOSPITALITY CORPORATION
                       RECOMMENDS A VOTE FOR THE PROPOSAL.

         The votes entitled to be cast by the undersigned will be cast as instructed above. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast FOR approval of each of the stated proposals and at the discretion of the proxy holders as to any other matter that may properly come before the special meeting or any adjournment or postponement of the special meeting.

         The undersigned hereby acknowledges notification of the special meeting and receipt of the proxy statement relating to the special meeting.